Exhibit 10.45A

FIRST AMENDMENT TO STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT (the “Amendment”) is made as of this 2nd day of August, 2008, between Hansen Natural Corporation, a Delaware corporation (the “Company”) and Hilton H. Schlosberg (“Holder”).

RECITALS

WHEREAS, on June 2, 2008 the Company and Holder entered into an agreement pursuant to which the Company granted Holder an option to purchase up to 400,000 shares of the Company’s common stock, at a purchase price of $31.72 per share (the “Option”), vesting in three (3) annual increments (the “Option Agreement”).

WHEREAS, the parties desire to amend the Option Agreement by mutual consent to provide that the Option shall vest over five (5) annual increments.

AGREEMENT

In consideration for the covenants and agreements contained in the Option Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.         Amendment to Option Agreement.  The Option Agreement is hereby amended as follows:

Section 3(a) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“3.        Exercise of Option

(a)        Subject to the other terms of this Agreement regarding the exercisability of the Option, provided that Holder is employed by a Participating Company on the relevant Exercise Date set forth below, the Option may be exercised in respect of the number of shares (the “Option Portion”) listed in column A from and after the Exercise Date listed in column B,

Column “A”	Column “B”

Number of Shares	Exercise Date

20% of the number of shares subject to the Option	After the first anniversary of the Grant Date

20% of the number of shares subject	After the second anniversary of

to the Option	the Grant Date

20% of the number of shares subject to the Option	After the third anniversary of the Grant Date

20% of the number of shares subject to the Option	After the fourth anniversary of the Grant Date

20% of the number of shares subject to the Option	After the fifth anniversary of the Grant Date”

2.            Miscellaneous.

A.        This Amendment of the Option Agreement by mutual consent of the parties is authorized and permitted pursuant to Section 14 of the Option Agreement.

B.         All capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them as set forth on the Option Agreement.

C.         Except as otherwise provided herein, the terms and conditions of the Option Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Hansen Natural Corporation has caused this Amendment to executed by a duly authorized officer and Holder as of the day of July, 2008.

HOLDER	HANSEN NATURAL CORPORATION

/s/ Hilton H. Schlosberg	By	: /s/ Rodney C. Sacks
Hilton H. Schlosberg	Name: Rodney C. Sacks
Title: Chairman and CEO